RESEARCH AGREEMENT

NO. 10028857

AMENDMENT NO. ONE

BY AND BETWEEN

BIORESTORATIVE THERAPIES, INC.

AND

THE UNIVERSITY OF UTAH

This Research Agreement Amendment Number One (“Amendment”) is entered into and effective as of May 9, 2014 by and between BioRestorative Therapies, Inc., a Nevada corporation (Tax ID #91-1835664), having its principal place of business at 555 Heritage Drive, Jupiter, FL 33458 (“Sponsor”), and the University of Utah, a body politic and corporate of the state of Utah (“University”).

RECITALS

Whereas, Sponsor and University entered into a Research Agreement No. 10028857 (“Agreement”) dated June 15, 2012. The principal investigator for the University is Amit Patel, of the School of Medicine.

Whereas all the terms and conditions agreed upon in the Agreement shall remain in full force and effect, and enforceable in accordance with its terms, with the exception of the amendments provided herein.

AGREEMENT

NOW, THEREFORE, the parties amend the Agreement as follows:

1.      Section 1. Scope of Work. The parties agree that Appendix A (Scope of Work) to the Agreement is hereby amended to delete therefrom the last two paragrpahs thereof (Pre-Clinical Animal Models and IND Filing with the FDA for a Phase I Clinical Trial).

2.      Section 3.1 Compensation. This setion of the Agreement is hereby amended and added to with the following:

The parties acknowledge Compensation due the University from the Sponsor under this Agreement for Research performed through December 14, 2013, in the amount of Three Hundred and Twenty Three Thousand, Three Hundred and Thirty Six U.S. Dollars ($323,336.00) is past due (2013 Past Due Compensation). Sponsor agrees to immediately pay in full this amount.

Compensation due under the Agreement in the amount of Two Hundred and Eight Thousand, Three Hundred and Thirty-Five U.S. Dollars ($208,335.00) will not be paid to University by Sponsor. This amount covers payments that were to be paid by Sponsor on January 15, 2014, February 15, 2014, March 15, 2014, April 15, 2014 and May 15, 2014. This amount will not be paid as the Research was placed on hold by University during this period.

In addition, commencing May 15, 2014, and continuing monthly until this Agreement is completed or otherwise terminated in accordance with its terms, the amount of Compensation that is to be paid to the University each month will be reduced from the original monthly payment of Forty One Thousand, Six Hundred and Sixty Seven U.S. Dollars ($41,667.00) to a monthly payment of Twenty Thousand U.S. Dollars ($20,000.00).

Section 3.2 Payment. This section of the Agreement is hereby amended and added to with the following:

Sponsor will pay the full past due amount of $323,336.00, on the date that this amendment is signed by both parties, without an additional invoice.

Commencing June 15, 2014 (for Research services from May 15, 2014 through June 14, 2014), Sponsor will make a monthly payment in the amount of $20,000.00; this amount will be due on the 15th day of each month without additional invoicing.

The amount of non-payment and the monthly payment amounts will be paid by wire transfer to the following University account:

Account Name:	University of Utah General Depository
Account No.	051-0808017
Bank Name:	Wells Fargo Bank, NA
Wire Room Headquarters
420 Montgomery Street
San Francisco, CA 94104
ABA Routing No.:	121000248

3.	Section 7.1 Publication. This section is amended and added to with the following:

(d) In addition University acknowledges and agrees that, in connection with any and all publications and grant applications that cover any research results that University creates under this Agreement (including in any recognitions indicated therein), it will designate (a) Sponsor as a corporate contributor and (b) each employee and/or consultant of Sponsor who worked on or contributed to the research, including, without limitation, the person designated pursuant to Section 4.1 of the Agreement, as being a Sponsor employee or consultant, as the case may be.

4.	Section 10 Patents and Inventions. This section is amended and added to with the following:

10.3 (a) Concurrently herewith, (a) each of Dr. Amit Patel and Dr. David Bull is delivering to Sponsor an executed Assignment with respect to Application No. 61/632,122 filed in the U.S. Patent and Trademark Office on January 18, 2012 in the form of Exhibit A annexed hereto and (b) Dr. Patel is delivering to Sponsor an executed Assignment with respect to Application No. 61/632,516 filed in the U.S. Patent and Trademark Office on January 25, 2012 in the form of Exhibit B annexed hereto.

(b) University agrees that, with respect to any and all other Assigned IP, it shall cause its faculty members and/or employees who are listed inventors thereof to execute and deliver to Sponsor, within thirty (30) days of a request therefor from Sponsor, an assignment of all their right, title and interest in and to the Assigned IP.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives effective as of the day and year first written above.

BIORESTORTIVE THERAPIES, INC.	UNIVERSITY OF UTAH
“Sponsor”	“University”

By:	By:
(Signature)	(Signature)

Name: Title:	Mark Weinreb Chief Executive Officer	Name: Title:	Todd Nilsen Associate Director, Sponsored Projects

Date:	Date:

ASSIGNMENT

WHEREAS, We, Amit N. Patel and David A. Bull, have invented one or more inventions described in an application (or provisional application) for Letters Patent of the United States entitled:

METHODS OF DERIVATION & ISOLATION OF
HUMAN BROWN FAT CELL LINES

and identified by Application No. 61/632,122 filed in the U.S. Patent and Trademark Office on January 18, 2012; and

WHEREAS, the University of Utah Research Foundation (hereinafter "ASSIGNEE"), a corporation organized and existing under the laws of the State of Utah, and having a usual place of business at 615 Arapeen Drive, Suite 310, Salt Lake City, Utah 84108, desires to acquire an interest therein, in accordance with agreements duly entered into with me;

NOW, THEREFORE, to all whom it may concern be it known that for and in consideration of said agreements and of other good and valuable consideration, the receipt of which is hereby acknowledged, we have sold, assigned and transferred and do hereby sell, assign and transfer unto said ASSIGNEE, its successors, assigns and legal representatives, at least as early as the filing date of said application, my entire right, title and interest in and throughout the United States of America, its territories and all foreign countries, in and to the invention(s) described in said application, together with my entire right, title and interest in and to said application, and such Letters Patent that may issue thereon and applications that claim priority thereto under United States law or international convention, and such Letters Patent that may issue thereon, including but not limited to non-U.S., international, non-provisional, continuation, divisional, reissue, reexamination, extension, and substitution applications of said application and such Letters Patent, and any right, title and interest we may have in provisional applications to which said application claims priority; said invention(s), applications and Letters Patent to be held and enjoyed by said ASSIGNEE for its own use and behalf and for its successors, assigns and legal representatives, to the full end of the term for which said Letters Patent may be granted as fully and entirely as the same would have been held by me had this assignment and sale not been made; we hereby convey all of my rights arising under or pursuant to any and all United States laws and international agreements, treaties or laws relating to the protection of industrial property by filing any such applications for Letters Patent, including but not limited to any cause(s) of action and damages accruing prior to this assignment. We hereby acknowledge that this assignment, being of my entire right, title and interest in and to said invention(s), carries with it the right in ASSIGNEE to apply for and obtain from competent authorities in all countries of the world any and all Letters Patent by attorneys and agents of ASSIGNEE's selection and the right to procure the grant of all Letters Patent to ASSIGNEE in its own name as assignee of my entire right, title and interest therein;

Assignment
U.S. Application No. 61/632,122
Page 2 of 3

AND, we hereby further agree for myself and my executors and administrators to execute upon request any other lawful documents and likewise to perform any other lawful acts which may be deemed necessary to secure fully the aforesaid invention(s) to said ASSIGNEE, its successors, assigns and legal representatives, but at its or their expense and charges, including the execution of papers for filing of non-provisional, substitution, continuation, divisional, reissue, reexamination, and corresponding foreign and international patent applications;

AND, we hereby further agree to provide statements or testimony in any interference or other proceeding in which said invention(s) or any application or patent directed thereto may be involved;

AND, we hereby authorize ASSIGNEE or its attorneys or agents to insert the correct serial number and filing date into this assignment, if none is indicated on the date of my execution of this assignment;

AND, we do hereby authorize and request the Director of the United States Patent and Trademark Office and the empowered officials of all other governments to issue such Letters Patent as shall be granted upon said application, or applications based thereon, to said ASSIGNEE, its successors, assigns or legal representatives.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my seal on the date set forth below.

Inventor: ____________________
Amit N. Patel

State of____________________)
County of__________________) ss

On this ____ day of __________, 2014, before me, the undersigned Notary Public, personally appeared Amit N. Patel, proved to me through satisfactory evidence of identification, which was/were ____________________, to be the person whose name is signed on the preceding or attached document, and who swore or affirmed to me that the contents of the document are truthful and accurate to the best of his/her knowledge and belief.

____
Signature of Notary

(Seal)

My Commission Expires: ______________

Assignment
U.S. Application No. 61/632,122
Page 3 of 3

Inventor: ______________________
David A. Bull

State of______________________)
County of_____________________) ss

On this ____ day of __________, 2014, before me, the undersigned Notary Public, personally appeared David A. Bull, proved to me through satisfactory evidence of identification, which was/were ____________________, to be the person whose name is signed on the preceding or attached document, and who swore or affirmed to me that the contents of the document are truthful and accurate to the best of his/her knowledge and belief.

______________________ (Seal)
Signature of Notary

My Commission Expires: _______________

ASSIGNMENT

WHEREAS, I, Amit N. Patel, have invented one or more inventions described in an application (or provisional application) for Letters Patent of the United States entitled:

METHODS OF DERIVATION AND ISOLATION OF
HUMAN BROWN FAT CELL LINES

and identified by Application No. 61/632,516 filed in the U.S. Patent and Trademark Office on January 25, 2012; and

WHEREAS, the University of Utah Research Foundation (hereinafter "ASSIGNEE"), a corporation organized and existing under the laws of the State of Utah, and having a usual place of business at 615 Arapeen Drive, Suite 310, Salt Lake City, Utah 84108, desires to acquire an interest therein, in accordance with agreements duly entered into with me;

NOW, THEREFORE, to all whom it may concern be it known that for and in consideration of said agreements and of other good and valuable consideration, the receipt of which is hereby acknowledged, I have sold, assigned and transferred and do hereby sell, assign and transfer unto said ASSIGNEE, its successors, assigns and legal representatives, at least as early as the filing date of said application, my entire right, title and interest in and throughout the United States of America, its territories and all foreign countries, in and to the invention(s) described in said application, together with my entire right, title and interest in and to said application, and such Letters Patent that may issue thereon and applications that claim priority thereto under United States law or international convention, and such Letters Patent that may issue thereon, including but not limited to non-U.S., international, non-provisional, continuation, divisional, reissue, reexamination, extension, and substitution applications of said application and such Letters Patent, and any right, title and interest I may have in applications to which said application claims priority; said invention(s), applications and Letters Patent to be held and enjoyed by said ASSIGNEE for its own use and behalf and for its successors, assigns and legal representatives, to the full end of the term for which said Letters Patent may be granted as fully and entirely as the same would have been held by me had this assignment and sale not been made; I hereby convey all of my rights arising under or pursuant to any and all United States laws and international agreements, treaties or laws relating to the protection of industrial property by filing any such applications for Letters Patent, including but not limited to any cause(s) of action and damages accruing prior to this assignment. I hereby acknowledge that this assignment, being of my entire right, title and interest in and to said invention(s), carries with it the right in ASSIGNEE to apply for and obtain from competent authorities in all countries of the world any and all Letters Patent by attorneys and agents of ASSIGNEE's selection and the right to procure the grant of all Letters Patent to ASSIGNEE in its own name as assignee of my entire right, title and interest therein;

AND, I hereby further agree for myself and my executors and administrators to execute upon request any other lawful documents and likewise to perform any other lawful acts which

BOS-3395755 v1

Assignment
U.S. Application No. 61/632,516
Page 2 of 2

may be deemed necessary to secure fully the aforesaid invention(s) to said ASSIGNEE, its successors, assigns and legal representatives, but at its or their expense and charges, including the execution of papers for filing of non-provisional, substitution, continuation, divisional, reissue, reexamination, and corresponding foreign and international patent applications;

AND, I hereby further agree to provide statements or testimony in any interference or other proceeding in which said invention(s) or any application or patent directed thereto may be involved;

AND, I hereby authorize ASSIGNEE or its attorneys or agents to insert the correct serial number and filing date into this assignment, if none is indicated on the date of my execution of this assignment;

AND, I do hereby authorize and request the Director of the United States Patent and Trademark Office and the empowered officials of all other governments to issue such Letters Patent as shall be granted upon said application, or applications based thereon, to said ASSIGNEE, its successors, assigns or legal representatives.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my seal on the date set forth below.

Inventor: ____________________________
Amit N. Patel

State of_______________________)
County of_____________________) **ss**

On this ____ day of __________, 2014, before me, the undersigned Notary Public, personally appeared Amit N. Patel, proved to me through satisfactory evidence of identification, which was/were ______________________, to be the person whose name is signed on the preceding or attached document, and who swore or affirmed to me that the contents of the document are truthful and accurate to the best of his/her knowledge and belief.

________________________ (Seal)
Signature of Notary

My Commission Expires: ______________